UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 30, 2008

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                       Regulation FD Disclosure

On January 6, 2009, Z Trim Holdings, Inc. (the “Company”) issued a press release reporting the matters described in Item 8.01 herein.  A copy of the press release is attached hereto as Exhibit 99.

Item 8.01                       Other Information

Results of Annual Meeting of Shareholders

The Company held its 2008 annual meeting of shareholders on December 30, 2008 at which the shareholders considered and voted as follows on the matters described below:

1.            The shareholders considered whether to elect and did elect the following persons as directors, each to serve until the 2009 annual meeting of shareholders or until his respective successor shall have been duly elected and shall qualify:

Name of Nominee	Votes For (on a cumulative basis)
Steven J. Cohen	56,479,682
Triveni Shukla	56,472,822
Brian S. Israel	56,022,290
Mark Hershhorn	56,035,024
Sheldon Drobny	56,005,648

2.            The shareholders considered whether to amend the corporate By-Laws to eliminate cumulative voting provisions. There were 19,595,993 votes cast in favor, 2,293,805 votes cast against, 462,126 abstentions and 36,126,178 broker non-votes, which vote was not sufficient for approval.

3.            The shareholders considered whether to authorize the Board of Directors to effect a 30:1 reverse stock split on or before June 30, 2009. There were 53,029,478 votes cast in favor, 4,668,004 votes cast against and 780,619 abstentions, which vote was sufficient for approval.

Item 9.01.                      Financial Statements and Exhibits.

(d)            Exhibits.

No.	Description

99	Press Release dated January 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC

Date January 6, 2008	By:	/s/ Steven J. Cohen
Name: Steven J. Cohen
Title: President

INDEX TO EXHIBITS

No.	Description

99	Press Release dated January 6, 2008